As filed with the Securities and Exchange Commission on October 19, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 13, 2021

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany,New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 13, 2021, the Board of Directors of B&G Foods, upon the recommendation of the Board’s compensation committee, approved a one-time grant of stock options for shares of our company’s common stock with a grant date Black-Scholes value of $375,000 to David L. Wenner, who currently serves as a non-employee director of B&G Foods, to reward Mr. Wenner for his service as interim President and Chief Executive Officer of B&G Foods from mid-November 2020 to mid-June 2021. Pursuant to the approval, 80,681 options, which vested immediately, were granted to Mr. Wenner on October 15, 2021. The Board also approved Mr. Wenner’s participation in B&G Foods’ annual bonus plan for fiscal 2021. Subject to the achievement of company-wide adjusted EBITDA performance objectives, Mr. Wenner will be eligible to receive a cash bonus award ranging from 25% (at threshold) to 100% (at target) to 200% (at maximum) of his base salary as interim President and Chief Executive Officer. Mr. Wenner’s cash bonus award, if any, will be pro-rated based upon the portion of 2021 that he served as an employee of B&G Foods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 19, 2021	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary